Exhibit 10.5

AMENDING AGREEMENT

Amending agreement dated July 15, 2013 between SCOTT A. SMALLING (the “Executive”) and EQUAL ENERGY LTD. (the “Corporation”).

RECITALS:

(a)	The Executive and the Corporation have entered into an Executive Employment Agreement dated February 1, 2013 (the “Original Agreement”); and

(b)	The Executive and the Corporation wish to amend the Original Agreement as provided in this amending agreement.

In consideration of the above and the mutual agreements contained in this amending agreement (the receipt and adequacy of which are acknowledged), the parties agree as follows:

Section 1 Amendment to Position Title

The first sentence of section 2.1 of the Original Agreement is amended as of the date of this amending agreement to read as follows:

The Executive shall serve the Corporation in the capacity of Senior Vice President, Finance and Chief Financial Officer.

Section 2 Effect on the Original Agreement

Except as specifically amended by this amending agreement, the provisions of the Original Agreement remain in full force and effect.

IN WITNESS WHEREOF the parties have executed this amending agreement as of the 15th day of July, 2013.

EQUAL ENERGY LTD.

/s/ Don Klapko
Don Klapko
President and C.E.O.

/s/ Scott A. Smalling
Witness	Scott A. Smalling